Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Sanguine Corporation. (the “Registrant”) on Form 10-KSB for the period ending December 31, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Thomas C. Drees, CEO and President and David E. Nelson, CFO of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)  The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date:	3/31/2008	By:	/s/Thomas C. Drees
Thomas C. Drees, Ph.D
CEO, President and Chairman of the Board of Director

Date:	3/31/2008	By:	/s/David E. Nelson
David E. Nelson
CFO and Director